Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Genesis Healthcare, Inc. of our report dated February 29, 2012 relating to the financial statements and financial statement schedule of Sun Healthcare Group, Inc., which appears in Genesis Healthcare, Inc.’s current report on Form 8-K dated July 24, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 24, 2015